Exhibit 10.06


                                    AGREEMENT




     This Agreement, effective November 1, 1999 is entered into by and between Healthlink international, Inc., and National Administration Company, Inc. (hereinafter referred to as NAC) for the purpose of establishing a relationship under which Healthlink International, Inc., will market their discount card program and NAC will provide certain administration duties and benefits as set forth in this Agreement.


WHEREAS, Healthlink International, Inc. wishes to market discount cards to members; and

WHEREAS, NAC has relationships with reputable vendors of the various discount programs to be offered in connection with the discount card

     NOW THEREFORE, the parties hereto agree as follows:



                                I. Duties of NAC
                                ----------------



     NAC agrees to perform the following functions under this Agreement.



     A. To receive membership information in a computerized database for benefits provided by NAC.



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     B.   To notify all the providers of the names and addresses of current members and remit to the providers their fee for the benefits offered to the members,

     C. To provide a toll-free number for general questions of the members staffed by experienced representatives.

     D. To provide the benefits as listed in Exhibit 1 through vendors, NAC shall be responsible for selecting each vendor utilized in connection with the discount card program and shall be responsible for ensuring that each vendor provides its respective benefits in accordance with the terms and conditions of the discount card program. NAC shall provide Healthlink International, Inc., with immediate written notice of any changes being made to the benefits by any vendor. If the vendor proposes a change in its benefit(s) and Healthlink International, Inc. does not approve such change, NAC will use its best efforts in obtaining a replacement vendor suitable to Healthlink International, Inc. If the vendor or its replacement changes the price, this increase may be passed on to Healthlink International. Inc. at Healthlink International. Inc.'s. consent. Notwithstanding the foregoing, Healthlink International, Inc. may request the deleti6n or substitution of this benefit with another.



                                 II. NAC's Fees
                                 --------------



     NAG's fees for its duties are as shown in Exhibit 1.



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                          lIT. Hold Harmless Agreement
                          ----------------------------



Healthlink International, Inc. shall defend, hold harmless and indemnify NAC against any and all claims, liability, damages or judgements asserted against, imposed upon or incurred by NAC that arises out of negligence or intentional wrongdoing of Healthlink International, Inc.



NAC shall defend, hold harmless and indemnify Healthlink International, Inc. against any and all claims, liability, damages or judgements asserted against, imposed upon or incurred by Healthlink International, Inc. that arises out of negligence or intentional wrongdoing of NAC and/or any vendor with whom NAC has contracted in connection with the discount card program.




                               IV. Confidentiality
                               -------------------



The parties to this Agreement acknowledge that the membership list is the sole property of Healthlink International, Inc., and that it shall be held in strictest confidence and that the discount plan will contain members of the Healthlink International, Inc., and neither Healthlink International, Inc. nor NAC shall be authorized to utilize the list for any purpose whatsoever other than stated in this Agreement, nor to divulge to any third party the nature and provisions of this Agreement other than as may be required by law, court



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order or regulatory authorities. This confidentiality required shall survive the expiration or termination of this Agreement,




                                     V. Term
                                     -------



The initial term of this Agreement shall be a period of three (3) years commencing effective November 1, 1999 which term shall be automatically extended for an additional term of one (1) year unless one hundred twenty (120) days prior to the expiration of the initial three (3) year term, Healthlink International, Inc. has given NAC, or NAC has given Healthlink International, Inc., specific written notice of intent to terminate this Agreement. Any subsequent extension of this Agreement shall automatically be extended for an additional one (1) year term unless one hundred twenty (120) days prior to the expiration of any subsequent one (1) year term Healthlink International, Inc. provides NAC, or NAC provides Healthlink International, Inc., written notice of the intent to terminate this Agreement at the conclusion of such subsequent one
(1) year term.




                                VI. Cancellation
                                ----------------



     A. If either party defaults in fulfilling any of its obligations under this Agreement, the other party may serve a written fifteen (15) day notice upon the defaulting party specifying the nature of said default



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          and upon the expiration of said fifteen (15) days, if the defaulting party shall have failed to comply with the Agreement or remedy such default, or if the said default or omission complained of shall be of a nature that cannot be completely cured or remedied in said fifteen
          (15) day period, then this Agreement and term thereunder terminate, and expire.

     B. Either party may terminate any part of its obligations and duties under this Agreement immediately upon receipt of a request or direction to terminate such activity is unlawful, whether oral or written, form authorized representatives of Healthlink International ,Inc., either formal or informal, concerning activities engaged in pursuant to this Agreement. If either party shall desire to terminate any part of its obligations and duties under this Agreement pursuant to the provisions of this paragraph B, such party shall send written notice of the same to the other party.




                                   VII. Offset
                                   -----------



If at any time NAC is in possession of funds due the Healthlink International, Inc. and at the same time Healthlink International, Inc. is in possession of funds due NAC, then the parties may upon mutual agreement offset amounts owed them from the fluids by them owing to the other party.



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                                VIII. Assignment
                                ----------------



This Agreement shall not be assignable by either party without the prior written consent of the other party.




                                IX. Modification
                                ----------------



This Agreement may not be modified, altered or amended in any manner except by an agreement in writing duly executed by the parties hereto, or as may be required by any law, regulation or governmental agency in order to be in compliance with law.




                                   X. Notices
                                   ----------



Any notices to be given hereunder by one party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of five (5) days after mailing.



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                                XI. Governing Law
                                -----------------



This Agreement shall be governed and interpreted under the laws of the State of Missouri.




                                XII. Arbitration
                                ----------------



Any controversy or claim relating to this Contract, including the construction or application of this Contract, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgement granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.




                               XIII. Relationship
                               ------------------



Nothing in this Agreement is intended to nor does it create the relationship of employer and employee, partner or joint venturer between Healthlink International, lnc. and NAC.



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                               XIV. Binding Effect
                               -------------------



This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.




                              XV. No Implied Waiver
                              ---------------------



The failure by any party hereto from time to time to exercise any right or power provided it herein shall not be construed as a waiver of such party to exercise such right or power at any subsequent time.



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     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this
Agreement on the date and year first above written.



This contract contains a binding arbitration clause.






NATIONAL ADMINISTRATION
COMPANY, INC.                                    HEALTHLINK INTERNATIONAL, INC.



By:  /s/  Gary Johnston                          By: /s/ Nicholas G. Venetis
     -----------------------------                   ---------------------------
     Gary Johnston, Vice President                   Name, Title


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                                    EXHIBIT I


The following is the listing of the program, benefits and NAC's price:


Pharmacy (Retail and Mail Order)
Dental
Vision
Hearing
Chiropractic
Prepaid Legal
NurseLine
Theme Park Discounts
Floral  Discounts
Medical ID. Card
Vitamin Discounts
Large Print Books
United Van Lines Moving Discounts
Travel Club
Office Equipment Discounts
Payroll Processing
File Solutions
Crisp Publications
Pre-Employment Background Screening
Odyssey Computer Discounts
Nation Safe Drivers Motor Club



NAC's fee -- $26.70 per member annually.